ANESTHESIOLOGY AGREEMENT


             (RE: MEDICAL ADMINISTRATIVE AND PROFESSIONAL SERVICES)

         THIS AGREEMENT, effective as of the first day of January, 1997, at 12:01 a.m., by and between SOUTH BROWARD HOSPITAL DISTRICT, a Florida special taxing district (hereinafter referred to as "Hospital District"), and Sheridan Healthcorp, Inc., a Florida Corporation (hereinafter referred to as "Sheridan").

                                R E C I T A L S:

         The following recitals serve as a preamble to show the facts and circumstances which have induced the parties to enter into this Agreement are stated and set forth as follows:

         (1) The powers and duties of South Broward Hospital District are derived from the general laws of the state of Florida and from Ch. 24415, Laws of Fla.(1947), as amended. Ch.24415, Laws of Fla. (1947), as amended, represents the "Charter" of the Hospital District.

         (2) Under the provisions of Ch. 165.031, Fla. Stat., the Hospital District is also deemed to be a unit of local government.

         (3) Under its Charter, the Hospital District has the power, among others, to establish, construct, acquire, operate and maintain hospitals or facilities for limited or extended care and treatment and any facilities which are necessary and incidental to the operation thereof.

         (4) Since 1953, the main hospital facility owned and operated by the Hospital District has been Memorial Regional Hospital, a licensed 680 bed public hospital facility located at 3501 Johnson Street, Hollywood, Florida. However, the Hospital District does own and operate other health care facilities of a lesser size at various locations within the jurisdictional limits of the Hospital District. Further, the Hospital District owns and operates a 100 bed public hospital known as Memorial Hospital West, in Pembroke Pines, Florida. Hospital District operates, pursuant to a lease agreement, a 301 bed public Hospital, known as Memorial Hospital Pembroke, also located in Pembroke Pines, Florida. The term "The Hospital" as used herein means Memorial Regional Hospital, Memorial Hospital West, Memorial Hospital Pembroke, collectively and individually.


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         (5) Hospital  District  conducts its  operations in accord with certain rules, procedures, standard practices, and policies, which include, without limitation, the charter, bylaws, standard practice rules and regulations of the Hospital District, the bylaws and rules and regulations of the Hospital
District's medical staffs, the rules and regulations of the operational departments of Hospital District, and other policies, practices and procedures of the Hospital District, all as adopted and approved in the routine course of the business of the Hospital District. Such rules, procedures, standard practices and policies are hereinafter referred to as "Hospital District Policies."

         (6) Generally, Hospital District acts with respect to all matters hereunder through its Chief Executive Officer, who is the executive exercising overall authority with respect to the day-to-day operation and management of the Hospital District. This authority may be delegated to the persons holding the title of "Administrator" of each of the various hospitals of Hospital District, or their designees.

         (7) The name Memorial Regional Hospital is used as a fictitious name. The names Memorial Regional Hospital, Memorial Hospital West, and Memorial Hospital Pembroke have been registered by the Hospital District under the provisions of the Fictitious Name Statute (Ch. 865.09, Fla. Stat.) with the Division of Corporations of the Department of State, of the State of Florida. South Broward Hospital District is the sole entity which has any interest in operating the hospital enterprises known as Memorial Regional Hospital, Memorial Hospital West, and Memorial Hospital Pembroke.

         (8) Specifically, Hospital District requires the providing of "Anesthesiologist Services," which term means physician services, as defined by State law and Hospital District Policies (including, without limitation, Medical Staff By-laws) relating to the administration of anesthesia, including, without limitation:

                  (i) conducting a pre-anesthesiology evaluation, including, without limitation, interviewing of patients, reviewing histories and making appropriate physical examinations to determine the method of administering anesthesia.

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

                  (ii) providing anesthesia "standby" services to patients and/or performing and/or directing administration of general, regional, epidural, local, or nerve block anesthesia to patients, including, without limitation, supervision and/or providing instructions to Non-Physician Personnel or other assistants for the following types of surgery and/or procedures, including, without limitation: Ear, Nose and Throat; Head and Neck, Vascular, Open Heart, Thoracic, General Surgery, Orthopedic, Genito-Urinary, Gynecological, Obstetrical, Neuroanesthesia, Eye Surgery, Oral Surgery, Plastic Surgery, Pediatric, Electroconvulsive Therapy, Nerve blocks for Diagnosis or Procedures for Control of Pain.

                  (iii) providing post anesthesia care, including, without limitation, performing cardiopulmonary resuscitation of patients undergoing surgery, or under anesthesia in emergency situations.

                  (iv)   providing post operative pain relief.

                  (v) initiation, administration, supervision, and follow up of patient controlled analgesia (P.C.A); and,

                  (vi) providing anesthesia management for delivery of out-patient pain services.

         It is understood and agreed that the specific Anesthesiologist Services itemized in this section may be subject to change, during the term, based on the changes in the standard of care governing the practice of Anesthesiology, and based on changes within the scope of medical practice by Anesthesiologists. Any such change shall be subject to the approval of Hospital District.

         (9) The physicians providing the above referenced Anesthesiologist Services pursuant to this Agreement are hereinafter referred to as "Anesthesiologists." For purposes of this Agreement, the term "Anesthesiologist" means a physician employed or otherwise retained by Sheridan to furnish Anesthesiologist Services to patients; and to furnish other services to the Hospital District pursuant to this Agreement, each of whom must, as a continuing precedent of Hospital District's obligations hereunder:

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

                  (i) hold a valid and unlimited license to practice medicine in the State;

                  (ii)   be   either board  eligible  or board   certified  in a
recognized branch of Anesthesiology;

                  (iii) obtain and maintain appropriate membership in Hospital District's Medical Staffs, with appropriate privileges necessary to provide Anesthesiologist Services at the Hospital;

                  (iv)   have formal training and experience in  Anesthesiology;

                  (v)    have skill in procedures and knowledge required in  the
care  of  patients   requiring Anesthesiologist Services; and

                  (vi) be approved by the Chief Executive Officer prior to performing Anesthesiologist Services at the Hospital, in accordance with existing Hospital and Medical Staff Bylaws, Rules and Regulations.

                  (vii)  be fluent in the English language.

         (10) Sheridan may retain the services of CRNAs, which term means Certified Registered Nurse Anesthetists as defined by ss.464.012, Fla. Stat., to assist Anesthesiologists in the performance of their duties under this Agreement.

         Each CRNA retained by Sheridan hereunder, shall perform services hereunder within the framework of protocols established by an Anesthesiologist, and shall, at all times be under the general direction and control of an Anesthesiologist, who shall supervise and direct the specific course of medical treatment.

         All appointments of all CRNA's retained by Sheridan to perform services under this Agreement must be approved by the Hospital District prior to such appointment and all Sheridan's CRNA's must maintain the continuing approval of the Hospital District.

         Sheridan shall at all times be responsible for ensuring the qualifications of its CRNA's and shall ensure that an Anesthesiologist shall supervise, at all times, Sheridan's CRNA's while they are providing services to patients.

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         In each case involving the services of Sheridan's  CRNA's, at least one
Anesthesiologist shall:

         A. Monitor the course of anesthesia administration at frequent intervals;

         B. Remain physically present and available in the Surgical Suite, for immediate diagnosis and treatment of emergencies (for purposes of this Section, the term "Surgical Suite" shall mean the Hospital's Operating Rooms, Recovery Rooms, and the Labor and Delivery Complex);

         C. Direct no greater number of concurrent anesthesia procedures than is permitted by Medicare regulations for reimbursement purposes;

         D. Not perform any other services, including, without limitation providing Anesthesiologist Services to other patients, while directing the concurrent procedures under subsection (C) above.

         (11) The proper operation of the Hospital, and the rendition of Anesthesiologist Services at the Hospital, requires the performance of certain duties which are medical administrative in nature by Anesthesiologists designated as Medical Directors. The Medical Directors shall be Board Certified in Anesthesiology, and be active in attending seminars and courses concerning Anesthesiology and related medicine. The general responsibilities of the Medical Director shall include, without limitation, the following:

         (a) assumption and discharge of responsibility for medical direction of the Anesthesiologist Services under Hospital District Policies;

         (b) advising Hospital District, from a physician's perspective, and within the scope of a physician's background and training, about the use, availability, and selection of additional and replacement of anesthesia equipment for Hospital. Sheridan shall assist Hospital District in evaluating, from a physician's perspective, and within the scope of a physician's background and training, medical equipment used in the rendition of anesthesia in the Hospital.

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

         (c) serving as the official liaison for the Anesthesiologists with the Administrator and Hospital District's Medical Staff;

         (d) assisting in the inservice education of Hospital Personnel in matters that affect the provision of anesthesia in the Hospital

         (e)    preparing   and  implementing a   schedule  of  Anesthesiologist
coverage for the Hospital, in accord with the terms of this Agreement, and to meet the staffing requirements required by the patient load;

         (f)    reviewing  and  responding   appropriately  to   all   questions
regarding  the  practice   of   medicine  by  Anesthesiologists   posed  by  the
Administrator or Hospital District's Medical Staff;

         (g     evaluating  on a   regular  basis   the  performance   of   each
Anesthesiologist;

         (h)    ensuring  that all  medical   reports by  Anesthesiologists  are
complete and scrutinized for quality;

         (i) developing and implementing a program of audit, peer review, and continuing education for all Anesthesiologists with the concurrence of Hospital District's Medical Staff and the Administrator;

         (j) participating in establishment of procedures to improve the quality of all services provided by Anesthesiologists and Hospital personnel providing technical assistance to Anesthesiologists, and the cost effective utilization of Hospital resources in connection with same; and additionally participating in the Hospital's overall Quality Improvement Program in accordance with Hospital District Policies and the policies of accrediting organizations.

         (k)    ensuring  the  prompt preparation and   filing,  in accord  with
Hospital  District  Policies,  of   reports of  all  examinations,   procedures,
consultations, and other Anesthesiologist Services performed in the Hospital.

         (l) participating in the educational programs conducted by Hospital District or Medical Staff necessary to assure the Hospital District's overall compliance with accrediting requirements and shall perform such other reasonable teaching functions within the Hospital as Hospital District may request.

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

       The above services are hereinafter referred to as "Medical Administrative Services."

         (12) Sheridan is willing to retain and to provide to Hospital District an Anesthesiologist to assume the position of Anesthesiology Medical Director to perform Medical Administrative Services, and to retain and to provide to Hospital District other Anesthesiologists to perform Anesthesiologist Services and to retain and provide to Hospital District CRNA's under the terms and conditions set forth below in this Agreement.

         In consideration of the mutual promises contained below, the parties herein agree as follows:

         I.       INCORPORATION OF RECITALS:
                  --------------------------

         The above Recitals are hereby accepted by the parties as true and incorporated herein.

         II.      APPOINTMENT:
                  ------------

         2.1 Exclusivity. Hospital District hereby retains Sheridan and Sheridan accepts such retention, to provide all Anesthesiologist Services at the Hospital on an exclusive basis, and to provide Medical Administrative Services in accordance with the terms of this Agreement in order to assure the consistency, quality and availability of Anesthesiologist Services to Hospital Patients. The exclusivity granted to Sheridan under this Section means that during the term of this Agreement, and any extension thereof, Hospital District will not obtain Medical Administrative Services for the Hospital from any other party, and Hospital District will not grant privileges to perform Anesthesiologist Services, to:

                  (i)      any physician specializing in anesthesiology;

                  (ii)  any  anesthesiologist  specializing  in pain  management
services,  including,  without  limitation,   out-patient  and  in-patient  pain
management, epidural and subarachnoid narcotic administration;


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

                  (iii)  any  physician   specializing  in  patient   controlled
analgesia ("PCA") including, without limitation, medical initiation, supervision and follow-up of PCA; or

                  (iv)     any CRNA;

                  (v) unless that Physician or CRNA has been employed or retained by Sheridan as provided in this Agreement.

         Nothing in this Agreement limits the privileges that may be granted to physicians who are not:

                  (i)      physicians specializing in Anesthesiology

                  (ii)     anesthesiologists specializing in pain management; or

                  (iii)    physicians specializing in PCA.

         2.2 Sheridan Outside Activities. Hospital District acknowledges that Sheridan is and will continue to be involved in performing medical and administrative duties in the nature of those provided pursuant to this Agreement for entities other than Hospital District. Sheridan shall not be prohibited from engaging in such activities outside of Hospital, so long as Sheridan continues to provide Anesthesiologist and Medical Administrative Services consistent with Hospital District's needs and standards specified in this Agreement.

         Sheridan further acknowledges that it will not use its position of trust and confidence to gain an advantage for any facility competing with Hospital District, nor will it disclose to a competitor of Hospital District any planning, marketing, operational, or other information which could be considered proprietary.

         Sheridan further agrees that without permission of the Hospital District neither it, nor its retained Anesthesiologists shall own, directly or indirectly, any interest in any entity or organization that performs physician or other health care services (other than Anesthesiologist Services) within the geographical boundaries of the South Broward Hospital District. This permission will not be unreasonably withheld. Activities to which Hospital District consents are listed on Attachment A.


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

         The ownership of shares or options by Sheridan or by its retained Anesthesiologists in Sheridan Healthcare, Inc., (hereinafter referred to as "Sheridan Healthcare") or Sheridan Healthcorp, Inc., publicly traded corporations, will not be considered a breach of this Agreement.

         2.3 Independent Contracts. Pursuant to this Agreement, Sheridan may make independent contracts or agreements with Anesthesiologists and CRNAs to assist Sheridan in meeting Sheridan's obligations under this Agreement, but Hospital District shall not be a party to, or be bound by, such agreements.

         III.     COVENANTS OF SHERIDAN:

         3.1 Scheduling of Anesthesiologist Services. Sheridan shall provide Anesthesiologists to perform Anesthesiologist Services to the Hospital District through twenty-four (24) hours each day, seven (7) days each week, including holidays. Sheridan shall establish schedules to be approved by the Administrator for Anesthesiologists to ensure that Hospital District's needs for Anesthesiologist Services are fully met, as reasonably determined by the Chief Executive Officer. Said coverage shall include, without limitation, at least one
(1) Anesthesiologist physically present at Memorial Regional Hospital at all times.

         3.2 Individual Anesthesiologists. In the event that the Hospital District shall advise Sheridan that it questions whether it is in the best interest of the Hospital District or Sheridan for Sheridan to continue to provide to Hospital District the services of any specific Anesthesiologist, Sheridan will promptly meet with Hospital District in a conscientious and good faith effort to reach a concurrence with Hospital District on such questions. If no concurrence can be reached, Hospital District's recommendation will be binding on Sheridan.

         3.3 Medical Director Coverage. Hospital District and Sheridan agree that the Anesthesiology Medical Directors of the Hospital District, and its individual Hospitals shall be determined by mutual agreement. Sheridan may, at its discretion, terminate the services of any Anesthesiology Medical Director. Sheridan shall provide an Anesthesiologist acceptable to Hospital District to assume the duties of any Medical Director whose services are terminated, or who is absent from the Hospital for vacation, sick leave, or for any other reason. Sheridan shall notify the Hospital District of the individual or individuals so designated and such designation shall be subject to the approval of Hospital District.


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

         3.4 Automatic Termination of Privileges. In the event that any Anesthesiologist's or CRNA's affiliation with Sheridan is terminated for any reason, then the Medical Staff privileges of such Anesthesiologist or CRNA at the Hospital shall be terminated automatically. Upon termination of this Agreement, the Medical Staff privileges of all of Sheridan's retained Anesthesiologists and CRNA's shall be terminated automatically.

         All Anesthesiologists and CRNA's shall, by written agreement with Sheridan, waive any and all rights to a hearing and appeal under the Medical Staff By-laws with respect to termination of privileges under this Section, and no other provision of this Agreement shall limit the operation of this Section.

         Without limitation of the foregoing, this Agreement does not preclude any Anesthesiologist or CRNA from reapplying for medical staff membership and privileges following such automatic termination. Following such reapplication, if such Anesthesiologist or CRNA qualifies for readmission to the medical staff or the granting of clinical privileges in accord with the then current Hospital District Policies, including, without limitation, bylaws, rules and regulations of the Medical Staff, then such Anesthesiologist or CRNA will be granted such membership or clinical privileges without regard to prior automatic termination due to termination of this Agreement. By way of example, but without limitation of the foregoing, after termination of this Agreement, any Anesthesiologist or CRNA would not be eligible for granting of privileges at Memorial Regional Hospital or Memorial Hospital West or Memorial Hospital Pembroke if such privileges remain "closed" at Memorial Regional Hospital and Memorial Hospital West and Memorial Hospital Pembroke, and limited to Anesthesiologists retained by Sheridan, or any other party contracting with Hospital District following termination of this Agreement.


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

         Further, without limitation of the foregoing, it is understood and agreed that Sheridan shall not impose restrictions which would be applicable after termination of this Agreement, by contract or otherwise, which restrictions would prevent or limit Sheridan's retained Anesthesiologists and CRNA's from contracting with Hospital District, directly or through contracts similar to this contract, for the provision of Anesthesiologist Services to Hospital District.

         3.5 Ownership. The ownership and right of control of all reports, records, and supporting documents prepared in connection with the operation of the Hospital shall vest exclusively in Hospital District, provided, however, that Sheridan shall have such right of access to such reports and records and other supporting documentation as is necessary and as consistent with applicable law and Hospital District Policies.

         3.6 Sheridan Organizational Requirements. It is understood and agreed that Sheridan, a corporation created pursuant to the laws of the State of Florida, shall at all times: (1) be and remain legally organized and operated to provide Anesthesiologist Services in a manner consistent with all State and Federal laws, and (2) have and maintain a reasonably suitable replacement, acceptable to Hospital District, as one of its members, directors or officers who shall (a) be a Anesthesiologist, (b) discharge the duties of Anesthesiology Medical Director, and (c) be engaged principally in the provisions of services under this Agreement.

         3.7 General Responsibilities. Each Anesthesiologist shall, as assigned during the term of this contract, provide prompt Anesthesiology Services, irrespective of sex, race, color, national origin, or ability to pay. Such treatment shall be consistent with the facilities and equipment available and with the prevailing professional standard of care.

         3.8 Use of Premises. Sheridan agrees that its Anesthesiologists will use the premises of the Hospital exclusively for the performance of services hereunder, and will not do anything on the premises which is expressly prohibited by the Administrator.


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         3.9      Insurance.
                  ----------

         3.9-1 Amount. Sheridan shall obtain and maintain professional liability insurance covering Sheridan and all of Sheridan's personnel including, without limitation, each Anesthesiologist, and each CRNA, in the minimum amount of One Million Dollars ($1,000,000) per claim and Three Million Dollars ($3,000,000) in the annual aggregate, for the entire term of this Agreement, with company or companies and under contracts deemed reasonably acceptable by Hospital District.

         3.9-2 Continuous Claims Made Coverage. Sheridan shall maintain the insurance required hereunder on a continuous claims made basis, or through the purchase of tail coverage or prior acts coverage, if applicable, in the amount described above for Sheridan and all of Sheridan's personnel, including, without limitation, each Anesthesiologist, and each CRNA, to ensure coverage for claims made after the termination of this Agreement, alleged to arise during the term of this Agreement.

         In the event Sheridan fails to provide Hospital District with proof of continuous claims made coverage or tail coverage or prior acts coverage, as may be applicable, as required under this Section within thirty (30) days prior to the lapse of coverage under a claims made policy, then this Agreement shall be Hospital District's authorization to purchase said tail coverage or prior acts coverage as Sheridan's agent, for this limited purpose. This authorization shall be irrevocable, upon Sheridan's failure to provide proof of tail coverage within the time limit stated above after written notice from Hospital District. Sheridan shall reimburse Hospital District for all costs associated with said purchase, including, without limitation, broker's fees.

         3.9-3 Proof of Insurance. Sheridan shall furnish Hospital District with proof of insurance and shall furnish copies of all amendments and renewals to each policy so long as this Agreement is in effect. Sheridan shall additionally cause to be issued by such insurer or insurers a certificate thereof reflecting such coverage which coverage shall be cancelable only upon at lease thirty (30) days advance written notice from such insurer or insurers to Sheridan and Hospital District. In all events, Sheridan shall provide Hospital District with written notice of any change or cancellation in such coverage at least thirty
(30) days prior to the effective date of such change or cancellation. No Anesthesiologist shall be permitted to perform Anesthesiologist Services at the Hospital unless compliance with this Section is demonstrated to Hospital District, to the satisfaction of the Administrator.


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

         3.10 Risk Management Obligation. Any "incident" known to Sheridan occurring in the Hospital that could result in liability to Sheridan or Hospital District shall be reported immediately to Hospital District. For purposes of this Agreement, an "incident" is defined as any happening or occurrence which is not consistent with the routine operation of the Hospital or of the routine care of a particular patient. It may be an accident or a situation such as lost or damaged property or a condition which could result in an accident.

         3.11 Alteration of Premises. Sheridan shall not make, or suffer to be made, any alterations to the premises of the Hospital or any part thereof, even at Sheridan's own expense, without the written consent of the Hospital District.

         3.12 Equal Employment Opportunity. Without limiting any provision herein set forth, Sheridan expressly agrees to abide by any and all applicable Federal and/or State Equal Employment Opportunity Statutes, Rules and Regulations including, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Employment Opportunity Act of 1972, the Age Discrimination and Employment Act of 1967, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, and the Occupational Safety and Health Act of 1970 -- all as may be, from time to time, modified or amended. Sheridan agrees that its Anesthesiologists and CRNAs shall not engage in any conduct which would be considered harassment or discrimination in any manner under applicable law or Hospital District Policies, including, without limitation, racial, sexual, gender, or handicap.

         3.13 Collegiality. Sheridan recognizes and acknowledges that the role of each Anesthesiologist and CRNA provided by Sheridan hereunder requires him or her to work in a cooperative and harmonious manner with his or her colleagues on the Medical Staff, as well as professional, technical, and other personnel of the Hospital, including, without limitation, the Chief Executive Officer and other administrative personnel of Hospital District. Each Anesthesiologist and CRNA provided by Sheridan hereunder shall work in a cooperative manner to promote the best interests of Hospital District and the patients he or she is treating. It is understood and agreed that Anesthesiologists will be held to a higher standard of cooperation under this section than those standards required for other members of the Medical Staff who not Hospital based providers.


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

         3.14 Exclusive Ownership. Except as provided otherwise herein, all patient revenues and all non-patient revenues identified with other departments, the Hospital, or Hospital District in general, shall be the exclusive property of Hospital District. Without limiting the generality of the foregoing, it is specifically understood and agreed as follows:

         3.15 Gifts and Grants. Hospital District shall receive and be vested in full ownership of all gifts and grants of money or other property to or for use with respect to the Hospital, from any source whatsoever.

         3.16 Other Non-Patient Revenues. Hospital District shall receive and be vested in full ownership of all other non-patient revenues of the Hospital.

         3.17 Applicable Standards. Sheridan shall reasonably provide Medical Administrative and Anesthesiologist Services in such a manner as will ensure that all duties are performed and services provided hereunder, as may be required by law or regulation, including, without limitation, any standard, ruling or regulation of the Joint Commission on Accreditation of Health Organizations, the Department of Health and Human Services or any other Federal, State or local government agency, corporate entity or individual exercising authority with respect to, or affecting the Hospital. Sheridan shall ensure that all Medical Administrative and Anesthesiologist Services are rendered in a cost effective, efficient manner, and in accord with the prevailing professional standard of care as defined by Ch. 766, Fla. Stat., in conformity with the prevailing professional standard of care, as defined by ss.766, Fla. Stat.

         3.18 CRNA's. All CRNAs retained by Sheridan under this Agreement must be licensed and, within two years, certified in accord with Ch. 464.012, Fla. Stat., with special training in Anesthesia. All CRNAs performing services at the Hospital under this Agreement, must be approved by the Medical Staff, and may only perform such procedures as are approved by the Medical Staff, and each will have a thirty (30) day period of observation during which all physical examinations performed on patients will be reviewed by an Anesthesiologist.

         All notes and orders written by the CRNA will be countersigned by an Anesthesiologist.

         All CRNAs provided by Sheridan shall be employees of Sheridan and be under the sole direction and control of Sheridan and Anesthesiologists, and shall be covered as a named insured under the professional liability insurance required under Section 3.9 of this Agreement.

         Sheridan shall obtain and maintain workers' compensation coverage for all CRNAs providing services under this Agreement, and shall provide Hospital District with proof of such coverage.

         IV.      COVENANTS OF HOSPITAL DISTRICT:
                  -------------------------------

         4.1 Operational Requirements. Hospital District shall, after considering the recommendations of Sheridan provide such facilities, equipment, supplies, utilities, janitorial, laundry, and other support services as Hospital District shall deem necessary for the functioning of the Hospital.

         4.2 Hospital District-Supplied Personnel. Hospital District shall employ, terminate, and when it deems appropriate, reinstate such personnel as Hospital District deems necessary for the proper operation of the Hospital.

         V.       FINANCIAL ARRANGEMENT:
                  ----------------------

         5.1 Sheridan Charges. Sheridan shall, from time to time, establish and amend the Schedule of Charges for Anesthesiologist Services (the Fee Schedule) to be rendered to patients by Sheridan. Whenever Sheridan desires to change the Fee Schedule or to add a new procedure during the term, Sheridan shall promptly provide the Chief Operating Officer with written notice of such change or new procedure, specifying the existing fee, and the proposed amount of increase or decrease. Sheridan shall obtain the approval of the Administrator prior to implementing such change or new procedure, which approval shall not be unreasonably withheld. If the Administrator fails to respond within 90 days from receipt of same, approval shall be deemed to have been given. Sheridan shall provide the Chief Operating Officer with a copy or copies of such Schedule or Schedules of Charges upon request, at any time during the term. All fees for Anesthesiologist Services shall be reasonable and competitive with fees charged for similar Anesthesiologist Services elsewhere in the community, and shall not violate any law or regulation governing such fees, including, without limitation, Federal Medicare Statutes and Regulations. Such charges are separate and distinct from the charges made by Hospital District for Hospital Services furnished to patients. It is understood and agreed that the Fee Schedule does not incorporate by reference any negotiated discounts between Hospital District and any third party payors. Relationships between third party payors shall be as specified in Section 5.5 of this Agreement.

         5.2 Schedule of Hospital District Charges. Hospital District shall, from time to time, establish and amend a schedule of charges for services other than Anesthesiologist Services to be rendered to patients, which charges shall be separate and distinct from the charges made by Sheridan for Anesthesiologist Services.

         5.3 Sheridan Billing and Collection. Sheridan shall separately bill and collect at its risk and expense for Anesthesiologist Services furnished by Sheridan to patients at the Hospital. Hospital District shall take all steps reasonably requested by Sheridan to provide information to assist in the billing and collection of fees for those Anesthesiologist Services.

         5.4 Hospital District Billing and Collection. Hospital District shall perform appropriate billing and collection functions for all Hospital Services at the Hospital by Hospital District. Sheridan shall take all steps reasonably requested by Hospital District to provide information to assist in the billing and collecting of fees for those services.

         5.5      Third Party Payors.
                  -------------------

         A. Sheridan agrees to accept Medicare assignment plus any supplemental or additional insurance as payment in full for all Anesthesiologist Services rendered at the Hospital for all Medicare patients.

         B. Sheridan recognizes that Hospital District is a participant in various third party payment plans, which include, without limitation, insurance companies, "managed care" companies, as such term is commonly used in the health care industry and other third party payors. Generally, the term managed care is understood to mean a program whereby health care costs are controlled or reduced through the monitoring of the necessity and cost effectiveness of services provided; either through prospective, concurrent, or retrospective review.

         C. Sheridan agrees to negotiate in good faith with managed care companies (including by way of example, and without limitation, Health Maintenance Organizations, and Preferred Provider Organizations) and other third party payors for the provision of Anesthesiologist Services at rates less than Sheridan's full rates.

         D. Sheridan agrees to provide Anesthesiologist Services at Memorial Regional Hospital, Memorial Hospital West and other South Broward Hospital District facilities to managed care companies and other third party payors at the lowest rates of compensation offered by Sheridan to that managed care company or third party payor for Anesthesiologist Services at any hospital or health care facility within the geographic boundaries of Dade and Broward Counties.

         E. In the event that Hospital District enters into a contract to provide services with a particular third party payor, Sheridan will either maintain an existing contract, or, if Sheridan does not have an existing contract, Sheridan shall attempt, in good faith, to enter into or participate in a contract to provide services with that third party payor. In the event Sheridan cannot reach agreement with that third party payor within 60 days, then Hospital District shall use its best efforts and participate in negotiations between Anesthesiology Associates and the third party payor for an additional 30 days.

         F. Sheridan shall ensure that all of its retained Anesthesiologists providing services at Hospital District's facilities are bound by the terms of the Agreement with the third party payor, with respect to services provided on behalf of Sheridan in accordance with the requirements of this section.

       5.6     Subsidy for Services Rendered to Patients of the Sunlife Program.
               -----------------------------------------------------------------

         A. Hospital District established a program at Memorial Regional Hospital for the treatment of all patients requiring the services of an Ob/Gyn specialist, who present to Memorial Regional Hospital and who do not have a physician. This program involved retaining Ob/Gyn specialists through a corporation known as Sunlife Ob/Gyn Services of Hollywood, Inc. The program is hereinafter referred to as the "Sunlife Program."

         B. Generally, patients of the Sunlife Program are indigent, but in rare instances such a patient may not be indigent, or may have private health insurance or Medicare or Medicaid.

         C. Previously, Hospital District operated a program to provide anesthesia care to obstetrical patients of the Sunlife Program, through the use of certain Certified Registered Nurse Anesthetists (CRNA's) who were employed by Hospital District, but generally under the physician supervision of Sheridan.

         D. The parties believed that greater operational efficiencies and a more economic use of resources can be achieved by consolidating delivery and supervision of all anesthesia services under the auspices of Sheridan. In order to achieve this goal, Hospital District terminated its use of employed Certified Registered Nurse Anesthetists so that the services provided by Sheridan to Hospital District, included, without limitation, the Anesthesiologist and Certified Registered Nurse Anesthetist services for patients of the Sunlife Program.

         E. This change increased Sheridan's obligations to Hospital District to provide indigent care.

         F. During the term of this Agreement, in and for consideration of Anesthesiologist and Certified Registered Nurse Anesthetist services for all indigent patients of Hospital District, including, without limitation, patients of the Sunlife Program, provided by Sheridan under this Agreement, Hospital District shall pay Sheridan the amount of Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00) per year, payable in equal installments of Thirty Seven Thousand Five Hundred and 00/100 Dollars ($37,500.00) per month.

         Said monthly payments shall be payable on the first day of each month, for that month, during the term of this Anesthesiology Agreement.

         5.7 Compensation for Services of Sheridan. Sheridan shall be entitled to all collections for Anesthesiologist Services furnished by Sheridan to patients as billed and collected by Sheridan. Sheridan accepts such amounts separately billed and collected by Sheridan plus payment of the subsidy for Sunlife patients under Section 5.6, above, as Sheridan's sole compensation for administrative services, Anesthesiologist Services, and all other items or services provided pursuant to this Agreement. It is understood and agreed that nothing in this Agreement shall be construed as a guarantee of income to Sheridan (with the exception of payments under Section 5.6, above), and under no circumstance shall Hospital District be liable to Sheridan for payment of any additional sums, including, without limitation, payment for Anesthesiologist Services rendered to indigent patients.

         Without  limiting  the above,  with the  exception  of  payments  under
Section 5.6, above, Sheridan and Anesthesiologists shall not seek, or be entitled to, any reimbursement from Hospital District for care rendered to indigent patients, including, without limitation, participation in any program established by Hospital District to reimburse the Medical Staff, either collectively or individually, for care rendered to indigent patients.

         VI.      TERM AND TERMINATION OF AGREEMENT:
                  ----------------------------------

         6.1 Contract Term. This Agreement shall be effective as of the First day of January,1997,and shall run for a term of Thirty Six(36) months therefrom, subject to Section 6.2 hereof.

         6.2 Termination.This Agreement may be sooner terminated on the first to occur of the following:

         6.2-1 Termination of Agreement. In the event Hospital District and Sheridan shall mutually agree in writing, this Agreement may be terminated on the terms and date stipulated therein.

         6.2-2 Termination for Failure to Maintain Required Insurance. In all circumstances in which Sheridan has given thirty (30) days advance written notice of a change or cancellation of insurance under Section 3.9 herein, Sheridan shall have fifteen (15) days from the date of such notice to obtain the insurance coverage required herein.

         In the event that such coverage cannot be obtained within fifteen (15) days from the date of said notice, Hospital District may secure Anesthesiologist Services from any other party, at its sole discretion, and this Agreement may be terminated fifteen (15) days thereafter, at the sole option of Hospital District.

         6.2-3 Termination Due to Legislative or Administrative Changes. In the event that there shall be a change in the Medicare or Medicaid Acts, regulations or general instructions (or application thereof), the adoption of new legislation, or a change in any other third party payor reimbursement system, any of which materially adversely affects or impairs the reimbursement which Hospital District or Sheridan may receive for their respective services furnished to patients of the Hospital, either party may, by notice, propose a new basis for compensation for the services furnished pursuant to this Agreement. If such notice of new basis is given and if Sheridan and Hospital District are unable within thirty (30) days thereafter to agree upon a new basis for compensation, either party may terminate this Agreement by thirty (30) days notice to the other on any future date specified in such notice.

         6.2-4 Termination Due to Change of Control of Sheridan. In the event of a change in control of Sheridan, pursuant to Section 7.4 below, Hospital District may terminate this Agreement upon thirty (30) days advance written notice.

         6.2-5 Optional Termination. After the first six (6) months of this Agreement, this Agreement may be terminated by either party, without cause, upon written notice given six (6) months in advance of the intended date of termination.

         6.2-6 Effects of Termination. Upon termination of this Agreement, as hereinabove provided, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination and (ii) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement, including, without limitation, indemnities and professional liability tail coverage, if applicable.

         VII.     MISCELLANEOUS:
                  --------------

         7.1 Status of Sheridan. It is expressly acknowledged by the parties hereto that Sheridan is an "independent contractor" and nothing in this
Agreement is intended nor shall be construed to create an employer/employee relationship, or to allow Hospital District to exercise control or direction over the manner or method by which Sheridan or Anesthesiologists perform the Anesthesiologist Services which are the subject matter of this Agreement; provided always that the Services provided hereunder by Sheridan shall be provided in a manner consistent with the standards governing such Services and the provision of this Agreement. Sheridan understands and agrees that (1) Hospital District will not withhold, on behalf of Sheridan or any Anesthesiologist pursuant to this Agreement, any sums for income tax, unemployment insurance, Social Security, or any other withholding pursuant to any law or requirement of any governmental body relating to Sheridan or Anesthesiologists, or make available to Sheridan or Anesthesiologists any of the benefits afforded to employees of Hospital District; and (2) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Sheridan. In the event the Internal Revenue Service should question or challenge the "independent contractor" status of Sheridan or Anesthesiologists, the parties hereto mutually agree that both Sheridan and Hospital District shall have the right to participate in any discussion or negotiation occurring with the Internal Revenue Service, irrespective of whom such discussions or negotiations concern, or by whom such discussions or negotiations are initiated.

         7.2 Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder, shall be deemed effectively given when personally delivered or mailed by prepaid Certified Mail, Return Receipt Requested, addressed as follows:

SHERIDAN:                                        HOSPITAL DISTRICT:
---------                                        ------------------

Attn: Vice President and                         Administrator
 General Counsel                                 Memorial Regional Hospital
Sheridan Healthcorp, Inc.                        3501 Johnson Street
4651 Sheridan Street, Suite 200                  Hollywood, Florida 33021
Hollywood, Florida 33021

 . . . or to such other addresses and to the attention of such other persons or officers as either party may designate by written notice.

         7.3 Governing Law. This Agreement has been executed and delivered in, and shall be interpreted, construed, and enforced pursuant to and in accordance with, the laws of the State. All duties and obligations of the parties created hereunder are performable in Broward County, Florida, and Broward County, Florida shall be the sole and exclusive venue for any litigation, special proceedings, or other proceedings as between the parties that may be brought or arise out of or in connection with or by reason of this Agreement.

         7.4 Assignment. No assignment of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of both parties. Without limitation of the foregoing, it is understood and agreed a change in the control of Sheridan Healthcorp, Inc., or Sheridan Healthcare, Inc., (whether directly or indirectly, including, without limitation, through change in the type of corporation, merger, consolidation, or management agreement, or sale or other transfer of more than 50% of the ownership of any of the above specified corporations, or in the event that Mitchell Eisenberg and Lewis Gold shall no longer be actively engaged or employed in the day to day business of Sheridan) shall be considered an assignment of this Agreement, and in such event, Hospital District may terminate this Agreement upon thirty (30) days advance written notice.

         7.5 Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

         7.6 Enforcement. In the event Hospital District or Sheridan resorts to legal action to enforce the terms and provisions of the Agreement, the prevailing party shall be entitled to recover the cost of such actions so incurred including, without limitation, reasonable attorney's fees, costs and expenses, at both trial and appellate levels.

         7.7 Gender and Number. Whenever the context hereof requires, the gender of all words shall include the masculine, feminine, and neuter and the number of all words shall include the singular and plural.

         7.8 Force Majeure. Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or for other interruption of service deemed resulting, directly or indirectly, from acts of God, civil or military authorities, acts of the public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by Hospital District's employees or any similar or dissimilar cause beyond the reasonable control of either party.

         7.9 Severability. In the event any provision of this Agreement is held to be unenforceable for any reason, the unenforceability thereof shall not affect the remainder of the Agreement, which shall remain in full force and effect and enforceable in accordance with its terms.

         7.10 Article and  Other  Headings.   The  article  and  other  headings
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.11 Time of Essence. Time shall be of the essence with respect to this Agreement.

         7.12 Public Relations. Sheridan agrees that neither it nor its retained Anesthesiologists shall make any statements to the press or to any media representatives concerning matters relating to this Agreement or the performance of duties hereunder without the consent of the Administrator.

         7.13 Entire Agreement. This Agreement supersedes all previous contracts and constitutes the entire Agreement between the parties. Without limitation of the foregoing, this Agreement, upon its effective date, terminates and replaces entirely that certain Agreement between the parties dated October 1, 1990, and all Amendments thereto. Neither party shall be entitled to benefits other than those specified herein. No oral statements or prior written material not specifically incorporated shall be of any force and effect and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment signed by both parties, such amendments to become effective on the date stipulated in such amendments. The parties specifically acknowledge that in entering into and executing this Agreement, they rely solely upon the representation and agreements contained in this Agreement, and no others.

         IN WITNESS WHEREOF, South Broward Hospital District, a political subdivision of the State of Florida, has caused this Agreement to be executed in its corporate name by its duly authorized undersigned Chief Executive Officer on the date and year written below.

         IN WITNESS WHEREOF, Sheridan Healthcorp, Inc., a Florida Corporation, has caused this Agreement to be executed in its corporate name by its duly authorized undersigned Vice-President on the date and year written below.

SHERIDAN HEALTHCORP, INC.:                   SOUTH BROWARD HOSPITAL DISTRICT:



___________________________________          ___________________________________
Jay A. Martus                                Frank V. Sacco
Vice-President                               Chief Executive Officer



DATE: ________________________               DATE:  ____________________________


                                             APPROVED AS TO FORM AND CONTENT:


                                             ___________________________________
                                             Clarke Walden, General Counsel